UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2023

M2I GLOBAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	7371	37-1904036
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Doug Cole

M2i Global, Inc.

885 Tahoe Blvd.

Incline Village, NV 89451

(775) 909-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 5.02 of the Current Report on Form 8-K filed on December 11, 2023 (the “Original Form 8-K”), to include additional disclosure regarding Doug Cole’s resignation as President and Chief Executive Officer of the M2i Global, Inc. No other changes have been made to this Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2023, M2i Global, Inc. (“the Company”) appointed Lieutenant General (Ret) Jeffrey W. Talley, age 64, as President and Chief Executive Officer of the Company. In connection with Mr. Talley’s appointment to President and Chief Executive Officer, Mr. Doug Cole resigned from the President and Chief Executive Officer roles of the Company, but still maintains his roles as Executive Chairman and Chief Financial Officer.

Lieutenant General (Ret) Jeffrey W. Talley, age 64, is President and CEO of U.S. Minerals and Metals Corporation. Jeff is an accomplished senior executive and proven leader with experience in large-scale organizations, public private partnerships, national & cyber security, environmental & energy sustainability, disaster emergency management, infrastructure resilience, data analytics & technology, R&D, and higher education. Jeff’s career consists of a portfolio of academic, business, and government experiences. Prior to assuming his role, he served as President and CEO of The P3i Group, which he founded in 2020, providing senior management consulting to clients, with emphasis on the application of P3s to solve complex problems and create new opportunities. Prior to The P3i Group, Jeff served as Vice President and Global Fellow at IBM from 2016 thru 2020, IBM’s Global Government Industry practice, advising senior leadership on strategic issues to include emerging markets, business development, and acquisitions.

Jeff’s board experience includes serving as Chairman of the Board of Directors for BluMetric Environmental, a Canadian environmental consulting and water cleantech company, from March 2019 until July 2023. Jeff also served as a Member of the Board of Directors of the Environmental and Energy Study Institute, a 501(c)(3) non-profit organization focused on advancing science-based solutions for climate change, energy, and environmental challenges, from September 2019 until April 2023.

Jeff’s military career included duty in the U.S., Korea, Kuwait, and Iraq. His military service culminated in 2012 when he was appointed to the rank of Lieutenant General in the U.S. Army and to a four-year term as the Chief of Army Reserve & Commanding General of the U.S. Army Reserve Command; an organization of over 215,000 Soldiers/civilians, 134 general officers/executives, with an annual operating budget of $9B, and activities in over 30 countries, including all states/territories. He has received numerous medals/awards, including two Army Distinguished Medals and three Bronze Star Medals. He retired from the military in 2016 and was recognized by the U.S. Senate on June 28, 2016 with “Tribute to Lieutenant General Jeffrey W. Talley”, as reflected in the congressional record. On April 28, 2023, he was awarded the Gold de Fleury Medal, the highest honor bestowed by the Corps of Engineers, for “inspirational leadership to the Nation and the U.S. Army Engineer Regiment.”

Jeff’s academic positions held are: Assistant Professor, Associate Professor, Professor, Department Chair, Endowed Chair, Institute Director, Adjunct Professor, Advanced Leadership Fellow, Scholar-in-Residence, and Professor of the Practice, with appointments at the University of Notre Dame, Southern Methodist University, The Johns Hopkins University, Harvard University, and University of Southern California.

Jeff holds a Ph.D. from Carnegie Mellon University, an Executive M.B.A. from the University of Oxford, an M.S.E. from The Johns Hopkins University, an M.L.A. from Washington University in St. Louis, an M.S.S. from the U.S. Army War College, an M.A. from Assumption College, and a B.S. from Louisiana State University. He is a registered Professional Engineer (P.E.), a Board-Certified Environmental Engineer (BCEE) in Sustainability, and a Diplomate, Water Resources Engineer (D.WRE).

There are no family relationships with any of the executive officers or directors of the Company and the above referenced individual. Other than as set forth in the Merger Agreement, there are no arrangements or understandings between the above referenced individual and any other persons pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On December 11, 2023, the Company issued a press release announcing the appointment of Lieutenant General (Ret) Jeffrey W. Talley as President and Chief Executive Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

President and Chief Executive Officer Lieutenant General (Ret) Jeffrey W. Talley, and Executive Chairman and Chief Financial Officer Doug Cole, of the Company, are scheduled to provide certain investor information, commencing on December 11, 2023. The slide package prepared by the Company for use in connection with these presentations is furnished herewith as Exhibit 99.2. All of the information in the attached presentation is presented as of December 11, 2023, and the Company does not assume any obligation to update such information in the future.

The information included in this Form 8-K, as well as the exhibit referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Exhibit Number	Description
99.1	Press Release dated, December 11, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Original Form 8-K filed on December 11, 2023)
99.2	Company Investor Presentation dated, December 11, 2023 (incorporated by reference to Exhibit 99.2 of the Registrant’s Original Form 8-K filed on December 11, 2023)
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M2i Global, Inc.

Date: January 12, 2024	By:	/s/ Doug Cole
	Name:	Doug Cole
	Title:	Chief Executive Officer